UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2025

Commission File No. 000-55000

EARTH SCIENCE TECH, INC.

(Exact name of registrant as specified in its charter)

florida	45-4267181
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8950 SW 74 th CT

Suite 1401

Miami, FL 33156, USA

(Address of principal executive offices, zip code)

(305) 724-5684

(Registrant’s telephone number, including area code)

8950 SW 74th CT

Suite 101

Miami, FL 33156, USA

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value	ETST	Over the Counter Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Compensatory Arrangements of Certain Officers

On March 11, 2025, the Board of Directors and Compensation Committee of Earth Science Tech, Inc. (the “Company”) approved the continuation of the twelve-month Employment Agreement for Ernesto L. Flores, the Company’s Chief Financial Officer (CFO), Treasurer, Chairman of the Compensation Committee, and member of the Audit Committee, and Christopher Rose, the Company’s Chief Technology Officer (CTO).

Under the continued agreements, Mr. Flores will maintain an annual base salary of one hundred sixty thousand dollars, paid biweekly, while Mr. Rose will maintain an annual base salary of two hundred seventy thousand dollars, also paid biweekly. In addition to their base salaries, both officers will be eligible for performance-based bonuses, with the amounts determined at the sole discretion of the Chief Executive Officer (CEO).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: March 19, 2025	By:	/s/ Giorgio R. Saumat
Giorgio R. Saumat
	Its:	CEO and Chairman of the Board